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                                                                     Exhibit 3.1


                           ARTICLES OF INCORPORATION
                                      OF
                            GRACE DEVELOPMENT, INC.


     The undersigned incorporator, being a natural person over the age of eighteen years, and desiring to form a body corporate under the laws of the state of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the state of Colorado, these Articles of Incorporation:

                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

       The name of the Corporation shall be GRACE DEVELOPMENT, INC.

                                  ARTICLE II
                                  ----------

                              PERIOD OF DURATION
                              ------------------

     The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the state of Colorado unless dissolved according to law.

                                  ARTICLE III
                                  -----------

                              PURPOSES AND POWERS
                              -------------------

     1.  Purposes.  Except as restricted by these Articles of Incorporation, the
         --------
Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

     2.  General Powers.  Except as restricted by these Articles of
         --------------
Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Colorado Corporation Code.

     3.  Issuance of Shares.  The Board of Directors of the Corporation may
         ------------------
divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the state of Colorado.
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                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

     The aggregate number of shares which this Corporation shall have authority to issue is Eight Hundred Million (800,000,000) shares of no par value each, which shares shall be designated "Common Stock"; and Ten Million (10,000,000) shares of no par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code.

     1.  Dividends.  Dividends in cash, property or shares shall be paid upon
         ---------
the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, to the extent earned surplus for each such year is available, in an amount as determined by a resolution of the Board of Directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. No other dividend shall be paid on the Preferred Stock.

     Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

     2.  Distribution in Liquidation.  Upon any liquidation, dissolution or
         ---------------------------
winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.

     3.  Redemption.  The Preferred Stock may be redeemed in whole or in part as
         ----------
determined by a resolution of the Board of

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Directors prior to the issuance of such Preferred Stock, upon prior notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Common Stock used to redeem Preferred Stock shall be valued as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising from one share. No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.

     If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors; provided, however, that the Board of Directors may alternatively invite from shareholders offers to the Corporation of Preferred Stock at less than an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, and when such offers are invited, the Board of Directors shall then be required to buy at the lowest price or prices offered, up to the amount to be purchased.

     From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Preferred Stock thereby called for redemption shall cease to-accrue-and-all rights of the holders-thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

     Any purchase by the Corporation of the shares of its Preferred Stock shall not be made at prices in excess of said redemption price.

     4.  Voting Rights; Cumulative Voting.  Each outstanding share of Common
         --------------------------------
Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be

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taken by shareholders of the Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action shall be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting shall not be allowed in the election of directors of the Corporation.

     Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

     5.  Denial of Preemptive Rights.  No holder of any shares of the
         ---------------------------
Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

     6.  Conversion Rights.  Holders of shares of Preferred Stock may be granted
         -----------------
the right to convert such Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

                                   ARTICLE V
                                   ---------

                     TRANSACTION WITH INTERESTED DIRECTORS
                     -------------------------------------

     No contract or other transaction between the Corporation and one or more or its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract' or transaction or solely because their votes are counted for such purpose if:

     (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote or they authorize, approve, or ratify such contract or transaction by vote or written consent; or

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     (c) The contract or transaction is fair and reasonable to the Corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                  ARTICLE VI
                                  ----------

                             CORPORATE OPPORTUNITY
                             ---------------------

     The officers, directors and other members of management of the Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

                                  ARTICLE VII
                                  -----------

                                INDEMNIFICATION
                                ---------------

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the Corporation or to its shareholders for monetary damages for (i) any breach of the directors' duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-5-114 of the

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Colorado Corporation Code; or (iv) any transaction from which the director derived an improper personal benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification.

                                 ARTICLE VIII
                                 ------------

                                  AMENDMENTS
                                  ----------

     The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporation Code.

                                  ARTICLE IX
                                  ----------

                       ADOPTION AND AMENDMENT OF BYLAWS
                       --------------------------------

     The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE X
                                   ---------

                    REGISTERED OFFICE AND REGISTERED AGENT
                    --------------------------------------

     The address of the initial registered office of the Corporation is 6950 E. Belleview Avenue, Suite 201, Englewood, Colorado 80111, and the name of the initial registered agent at such address is Gary A. Agron. Either the registered office or the registered agent may be changed in the manner permitted by law.

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                                  ARTICLE XI
                                  ----------

                          INITIAL BOARD OF DIRECTORS
                          --------------------------

     The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, with the provision that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. The initial Board of Directors of the Corporation shall consist of one (1) director. The name and address of the person who shall serve as director until the first annual meeting of shareholders and until his successor is elect and shall qualify is as follows:

     Name                       Address
     ----                       -------

     Gary A. Agron              6950 E. Belleview Avenue
                                Suite 201
                                Englewood, Colorado 80111


                                  ARTICLE XII
                                  -----------

                                 INCORPORATOR
                                 ------------

     The name and address of the incorporator is as follows:

     Name                       Address
     ----                       -------

     Gary A. Agron              6950 E. Belleview Avenue
                                Englewood, Colorado 80111


     IN WITNESS WHEREOF, the above-named, incorporator has signed these Articles of Incorporation this 4th day of January, 1989.



                                                 /s/ Gary A. Agron
                                                 -----------------------
                                                     Gary A. Agron

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